UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 11, 2019

VIASPACE Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

344 Pine St., Santa Cruz, CA		95062

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 626-768-3360

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Shares	VSPC	Pink OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Kevin Schewe Senior Convertible Promissory Note Dated July 11, 2019

On July 11, 2019, Kevin Schewe, CEO and Director of the Registrant, made a $5,500 loan to the Registrant in conjunction with the Loan Agreement entered into with the Registrant on July 11, 2019. In the Loan Agreement, Schewe agreed, subject to satisfaction of certain conditions, including among other things, Schewe’s satisfaction with the use of proceeds of past loans, to provide loans of up to $100,000 as required by the Registrant for a two-year period. The loans would be evidenced by a Convertible Note. The loans accrue interest at 8% per annum. At Schewe's election, the notes are convertible into shares of Registrant common stock at a price equal to 20% of the average closing price of the Registrant's common stock for the 20 trading days immediately preceeding the date of the loan. Each note matures on the first anniversary of the issuance date of such note. If Schewe chooses to convert, the $5,500 loan made on July 11, 2019 would convert into 14,784,946 shares of Registrant common stock at a common stock price of $0.000372 per share.

Including the newest loan, Schewe has made cumulative loans to the Registrant totaling $100,500 since the execution of the Loan Agreement.

The Note for the loan on July 11, 2019 is attached hereto as Exhibit 10.1.

Notice of Conversion of July 11, 2019 Kevin Schewe Loan

On July 11, 2019, Kevin Schewe, CEO and Director of the Registrant, in conjunction with the Loan Agreement entered into with the Registrant on July 11, 2019 converted $5,500 of loans that he previously made to the Registrant into shares of Registrant common stock.

Schewe had made a $5,500 loan to the Registrant on July 11, 2019. The $5,500 loan owed to him converted into 14,784,946 shares of Registrant common stock at a conversion price of $0.000372 per common share.

Item 3.02 Unregistered Sales of Equity Securities.

On July 11, 2019, the Registrant issued 14,784,946 shares of Registrant common stock to Kevin Schewe, CEO and Director of the Registrant, related to a loan on July 11, 2019. The shares were issued related to the conversion by Schewe of one convertible note as discussed in detail in Item 1.01. The Registrant relied upon Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of its stock. It believed that Section 4(2) was available because the offer and sale was not a public offering of its securities and there was no general solicitation or general advertising involved in the offer or sale.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Senior Convertible Promissory Note between Registrant and Kevin Schewe dated July 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

July 15, 2019	By:	/s/ Nick Stoll
Name: Nick Stoll
Title: Controller